UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2019

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

650-244-4990

(Registrant's telephone number including area code)

 (Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	TTNP	Nasdaq Capital Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

Titan Pharmaceuticals, Inc. (the “Company” or “Titan”) held its annual meeting of stockholders on December 20, 2019 (the “Annual Meeting”). On November 18, 2019, the record date for the Annual Meeting, there were 55,547,612 shares of Titan common stock entitled to be voted at the Annual Meeting, 59.4% of which were represented in person or by proxy.

The final results for each of the matters submitted to a vote of Titan’s stockholders at the Annual Meeting are as follows:

1.                  Election of Directors

Stockholders elected all of the seven nominees for director for one-year terms expiring on the next annual meeting of stockholders. The voting results were as follows:

	FOR	WITHHELD	BROKER NON-VOTE
Joseph A. Akers	6,657,919	2,825,665	23,511,827
Sunil Bhonsle	5,622,936	3,860,648	23,511,827
Katherine DeVarney	6,870,105	2,613,479	23,511,827
M. David MacFarlane	6,642,829	2,840,755	23,511,827
James R. McNab, Jr.	6,648,107	2,835,477	23,511,827
Marc Rubin	6,641,152	2,842,432	23,511,827
Scott A. Smith	6,734,570	2,749,014	23,511,827

2.                  Adoption of the Amendments to the 2015 Omnibus Incentive Plan

Stockholders did not approve the proposed amendments to the 2015 Omnibus Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder and to increase the number of shares that may be granted as awards to any individual in a single year. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,826,281	4,950,188	707,115	23,511,827

3.                  Ratification of Independent Registered Public Accounting Firm

Stockholders ratified the reappointment of OUM & Co. LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The voting results were as follows:

FOR	AGAINST	ABSTAIN
29,470,503	2,066,496	1,458,412

4.                  Advisory Vote on Executive Compensation

Stockholders did not approve the compensation of the Company’s named executive officers for the year ended December 31, 2018 as disclosed in the proxy statement. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,388,283	5,737,893	357,408	23,511,827

On November 14, 2019, prior to the record date for the Annual Meeting, the Company disclosed in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) that Titan’s Executive Chairman and Chief Executive Officer had voluntarily agreed to a 50% reduction in their base salaries effective January 1, 2020 through June 30, 2020 as part of the Company’s overall efforts to preserve cash.

With respect to the proposal to amend the Company’s certificate of incorporation to effect a reverse split of the common stock within a range from 1-for-5 to 1-for-15, with the exact ratio to be determined by Titan’s board of directors (a “Reverse Split”), the proposal received a substantial favorable vote at the Annual Meeting, but did not receive the vote required for approval under the Delaware General Corporation Law, which requires the affirmative vote of holders representing a majority of the voting power of all shares of outstanding stock as of the Record Date. In order to allow for additional voting on this proposal, the Chairman of the meeting determined, in his discretion, to adjourn the Annual Meeting with respect to this proposal (and only this proposal). The Company will include the results of the votes taken on this proposal at the resumed meeting in an amendment to this Current Report on Form 8-K, or a new Current Report on Form 8-K, to be filed with the SEC within four business days after the vote on the proposal is concluded.

Item 7.01 Regulation FD Disclosure

In order to allow for additional voting on the proposal to amend Titan’s certificate of incorporation to effect a Reverse Split (as described above), the Chairman determined, in his discretion, to adjourn the Annual Meeting with respect to this proposal until Thursday, January 17, 2020, at 9:00 a.m. Pacific Standard Time. The resumed meeting can be attended using the same access information that was used initially for the Annual Meeting, the details of which are set forth in the Definitive Proxy Statement filed by the Company with the SEC on November 20, 2019.

Voting has been closed on the election of directors and each of the other proposals before the Annual Meeting other than the proposal to approve a Reverse Split, and the results of the votes taken at Annual Meeting on those closed matters is set forth above in Item 5.07.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2019	TITAN PHARMACEUTICALS, INC.

	By:	/s/ Sunil Bhonsle
		Name:	Sunil Bhonsle
		Title:	Chief Executive Officer